UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

PACIFIC ETHANOL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PEIX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to Membership Interest Purchase Agreement

On April 15, 2020, Pacific Ethanol Central, LLC, a Delaware limited liability company (“PE Central”) and wholly-owned subsidiary of Pacific Ethanol, Inc. (the “Company”), Pacific Aurora, LLC, a Delaware limited liability company (“Pacific Aurora”), and Aurora Cooperative Elevator Company, a Nebraska cooperative company (“Aurora Coop”), entered into a Third Amendment to Membership Interest Purchase Agreement (the “Third Amendment”) further amending that certain Membership Interest Purchase Agreement (the “Original Purchase Agreement”) dated as of February 28, 2020 by and among PE Central, Pacific Aurora and Aurora Coop, as amended by that certain First Amendment (the “First Amendment”) to Membership Interest Purchase Agreement dated as of March 17, 2020 by and among PE Central, Pacific Aurora and Aurora Coop, as further amended by that certain Second Amendment (the “Second Amendment”) to Membership Interest Purchase Agreement dated as of March 31, 2020 by and among PE Central, Pacific Aurora and Aurora Coop (as amended by the First Amendment and Second Amendment, the “Amended Purchase Agreement”, and together with the Third Amendment, the “Purchase Agreement”).

Under the Third Amendment, the parties agreed to amend certain definitions under the Amended Purchase Agreement, including the interest rate under the negotiable note from 7.5% to 5.0% and the interest rate under the non-negotiable note from 7.5% to 4.5%.

The parties also agreed to amend the treatment of non-compliant ethanol by requiring PE Central to cause the Company to cause Kinergy Marketing LLC, an Oregon limited liability company and wholly-owned subsidiary of the Company (“Kinergy”), to purchase all non-compliant ethanol not previously paid for by Kinergy at a certain price and agreed to the disposition of certain non-compliant ethanol still on site as of the closing.

Under the Third Amendment, PE Central also agreed to indemnify Aurora Coop and each of Pacific Aurora’s subsidiaries for any losses Aurora Coop incurs (i) resulting from certain violations relating to any radio license issued by the Federal Communications Commission (the “FCC”), (ii) relating to certain environmental matters, (iii) in connection with performing all tank, vessel and pipe inspections and repairs as described in a certain statement of work, and (iv) resulting from certain liens filed or recorded against Pacific Aurora’s owned or leased property.

PE Central also agreed to take any and all actions necessary to remedy any violations with the FCC. The parties also agreed to remove the reduction of the railcar fleet as a closing condition and agreed to use commercially reasonable efforts to reduce the railcar fleet after closing.

The description of the Original Purchase Agreement is set forth in the Company’s Current Report on Form 8-K for February 28, 2020 filed with the Securities and Exchange Commission on March 5, 2020 and is incorporated herein by this reference.

The description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by this reference.

Closing of Sale of Pacific Aurora and Seller Notes

On April 15, 2020, the transactions contemplated by the Purchase Agreement were consummated and PE Central sold its entire interest in Pacific Aurora, consisting of 73.93 membership interest units (“Units”) representing 73.93% of the outstanding Units of Pacific Aurora, to Aurora Coop for a base purchase price of approximately $52.8 million (the “Transaction”). After working capital adjustments and settlement of certain payables between the parties, PE Central received at closing approximately $20.2 million in cash, before fees, and $16.5 million in promissory notes (as described below). Approximately $14.5 million of the cash proceeds was used at the closing of the Transaction to pay principal payments to the Company’s lender CoBank, ACB, a federally-chartered instrumentality of the United States (“CoBank”).

At the closing of the Transaction, on April 15, 2020, Pacific Aurora issued to PE Central a negotiable secured promissory note in the principal amount of $8,580,000 (the “Negotiable Note”) and a non-negotiable secured promissory note in the principal amount of $7,920,000 (the “Non-Negotiable Note”, and together with the Negotiable Note, collectively, the “Seller Notes”). The Seller Notes will mature on April 15, 2025 (the “Maturity Date”). Interest on the outstanding principal amount of the Negotiable Note and Non-Negotiable Note will accrue at a rate equal to 5.0% per annum and 4.5% per annum, respectively. Commencing on June 1, 2020, Pacific Aurora is obligated to make quarterly interest payments under the Seller Notes. Commencing on June 1, 2021 and January 3, 2022 for the Negotiable Note and Non-Negotiable Note, respectively, and continuing to the Maturity Date, Pacific Aurora is obligated to make quarterly principal payments of $429,000 and $396,000 under the Negotiable Note and Non-Negotiable Note, respectively. The unpaid principal amount outstanding under the Non-Negotiable Note is subject to further reduction based on post-closing adjustments and indemnification provisions under the Purchase Agreement. The Seller Notes may be prepaid, at the option of Pacific Aurora, without premium or penalty, at any time. The Seller Notes contain a variety of events of default which are typical for transactions of this type.

The Seller Notes are secured by deeds of trust (the “Deeds of Trust”) recorded against certain real estate and improvements owned by Pacific Aurora. The Seller Notes also contain customary representations and warranties and other customary terms and conditions.

The descriptions of the Seller Notes do not purport to be complete and are qualified in their entirety by reference to the Negotiable Note and Non-Negotiable Note, which are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K, respectively, and are incorporated herein by this reference.

Assignment of Notes and Deeds of Trust

On April 15, 2020, PE Central, Pacific Aurora and CoBank entered into an Assignment of Notes and Deeds of Trust dated as of April 15, 2020 by and among PE Central, Pacific Aurora and CoBank (the “Assignment”).

Pursuant to the terms of the Assignment, as a condition precedent to CoBank releasing its security interest in PE Central’s ownership interest of 73.93 Units of Pacific Aurora (the “Pledged Equity”), PE Central agreed to assign to CoBank, for the benefit of the lenders (the “Pekin Lenders”) under that certain Credit Agreement dated as of December 15, 2016 by and among Pacific Ethanol Pekin, LLC, Compeer Financial, PCA, a federally-chartered instrumentality of the United States and successor by merger to 1st Farm Credit Services, PCA (“Compeer”), and CoBank and the lenders (the “ICP Lenders”) under that certain Credit Agreement dated as of September 15, 2017 by and among Illinois Corn Processing, LLC, Compeer and CoBank, all of PE Central’s rights under the Seller Notes and Deeds of Trust and agreed to direct Pacific Aurora to make all payments due under the Seller Notes directly to CoBank for the benefit of the Pekin Lenders and the ICP Lenders. PE Central also agreed to execute and deliver to CoBank collateral assignments of the Deeds of Trust as a condition precedent to CoBank’s release of its security interest in the Pledged Equity.

The Assignment also contains customary representations and warranties and other customary terms and conditions.

The description of the Assignment does not purport to be complete and is qualified in its entirety by reference to the Assignment, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by this reference.

Partial Release Letters

On April 15, 2020, the Company, PE Central, CoBank and the other parties thereto entered into a Partial Release of Collateral Letter dated as of April 15, 2020 by and among the Company, PE Central, CoBank and the other parties thereto (the “CoBank Release”) under which CoBank agreed to release all of its liens and security interests in the Pledged Equity held by CoBank including, without limitation, the liens and security interests in the Pledged Equity created under that certain Pledge Agreement dated as of March 20, 2019 by an among PE Central, Pacific Aurora and CoBank, as amended by that certain First Amendment to Pledge Agreement dated as of December 20, 2019 by and among PE Central, Pacific Aurora and CoBank (as amended, the “CoBank PAL Pledge Agreement”).

On April 15, 2020, the Company, PE Central, Cortland Products Corp. (“Cortland”), the noteholders party thereto and the other parties thereto entered into a Partial Release of Collateral Letter dated as of April 15, 2020 by and among the Company, PE Central, Cortland, the noteholders party thereto and the other parties thereto (the “Senior Noteholder Release”) under which Cortland agreed to release all of its liens and security interests in the Pledged Equity held by Cortland on behalf of the noteholders including, without limitation, the liens and security interests in the Pledged Equity created under that certain Pledge Agreement dated as of March 20, 2020 by an among PE Central, Pacific Aurora and Cortland (the “Senior Noteholder PAL Pledge Agreement”).

Descriptions of the CoBank PAL Pledge Agreement are set forth in the Company’s Current Reports on Forms 8-K for March 21, 2019 and December 29, 2019 filed with the Securities and Exchange Commission on March 27, 2019 and January 3, 2020, respectively, and are incorporated herein by this reference.

The description of the Senior Noteholder PAL Pledge Agreement is set forth in the Company’s Current Report on Form 8-K for March 16, 2020 filed with the Securities and Exchange Commission on March 26, 2020 and is incorporated herein by this reference.

The descriptions of the CoBank Release and Senior Noteholder Release do not purport to be complete and are qualified in their entirety by reference to the CoBank Release and Senior Noteholder Release, which are filed as Exhibits 10.7 and 10.8 to this Current Report on Form 8-K, respectively, and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Number	Description
10.1	First Amendment to Membership Interest Purchase Agreement dated as of March 17, 2020 by and among Pacific Ethanol Central, LLC, Pacific Aurora, LLC and Aurora Cooperative Elevator Company (*)
10.2	Second Amendment to Membership Interest Purchase Agreement dated as of March 31, 2020 by and among Pacific Ethanol Central, LLC, Pacific Aurora, LLC and Aurora Cooperative Elevator Company (*)
10.3	Third Amendment to Membership Interest Purchase Agreement dated as of April 15, 2020 by and among Pacific Ethanol Central, LLC, Pacific Aurora, LLC and Aurora Cooperative Elevator Company (*)
10.4	Secured Promissory Note (Negotiable) dated as of April 15, 2020 by Pacific Aurora, LLC in favor of Pacific Ethanol Central, LLC (*)
10.5	Secured Promissory Note (Non-Negotiable) dated as of April 15, 2020 by Pacific Aurora, LLC in favor of Pacific Ethanol Central, LLC (*)
10.6	Assignment of Notes and Deeds of Trust dated as of April 15, 2020 by and among Pacific Ethanol Central, LLC, Pacific Aurora, LLC and CoBank, ACB (*)
10.7	Partial Release of Collateral Letter dated as of April 15, 2020 by and among Pacific Ethanol, Inc., Pacific Ethanol Central, LLC, CoBank, ACB and the other parties thereto (*)
10.8	Partial Release of Collateral Letter dated as of April 15, 2020 by and among Pacific Ethanol, Inc., Pacific Ethanol Central, LLC, Cortland Products Corp., the noteholders party thereto and the other parties thereto (*)

(*) Filed herewith. The agreement filed as an exhibit to this report contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2020	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary